                                                                     EXHIBIT 3.1

                        The Commonwealth of Massachusetts

             MICHAEL JOSEPH CONNOLLY                      FEDERAL IDENTIFICATION
               Secretary of State                             NO. 04-2976299
   ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                        RESTATED ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 74

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                               -----------------

We,  Timothy L. Vaill, President and Thomas P. Harrison, Clerk of

                          BOSTON PRIVATE BANCORP, INC.
-------------------------------------------------------------------------------
                              (NAME OF CORPORATION)

located at One Winthrop Square, Boston, Massachusetts  02110
           --------------------------------------------------------------
do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on May 18, 1994, by vote of

3,733,940   shares of Common Stock      out of   5,566,647 shares outstanding.
---------             ----------------          ---------
                      (Class of Stock)


            shares of                   out of             shares outstanding.
---------             ----------------          ---------
                      (Class of Stock)


            shares of                   out of             shares outstanding.
---------             ----------------          ---------
                      (Class of Stock)

BEING AT LEAST TWO-THIRDS OF EACH CLASS OF STOCK OUTSTANDING AND ENTITLED TO VOTE AND OF EACH CLASS OR SERIES OF STOCK ADVERSELY AFFECTED THEREBY:-

     1.   THE NAME BY WHICH THE CORPORATION SHALL BE KNOWN IS: -

          Boston Private Bancorp, Inc.

     2.   THE PURPOSES FOR WHICH THE CORPORATION IS FORMED ARE AS FOLLOWS: -

          To engage in activities permitted to bank holding companies under the Bank Holding Company Act of 1956 (12 U.S.C. 1841 ET. SEQ.), as amended and in force from time to time, and regulations thereunder, including, but not limited to the ownership of substantially all the shares of stock of Boston Private Bank and Trust Company; and

          To engage in any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to hereinabove.

NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER LEAVING A LEFT HAND MARGIN OF AT LEAST 1 INCH FOR BINDING. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE CONTINUED ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH SUCH ADDITION IS CLEARLY INDICATED.

     3. THE TOTAL NUMBER OF SHARES AND THE PAR VALUE, IF ANY, OF EACH CLASS OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS AS FOLLOWS:

                            WITHOUT PAR VALUE                         WITH PAR VALUE
CLASS OF STOCK               NUMBER OF SHARES             NUMBER OF SHARES             PAR VALUE
--------------               ----------------             ----------------             ---------
   PREFERRED                                                  2,000,000                  $1.00
    COMMON                                                   18,000,000                  $1.00

     *4. IF MORE THAN ONE CLASS IS AUTHORIZED, A DESCRIPTION OF EACH OF THE DIFFERENT CLASSES OF STOCK WITH, IF ANY, THE PREFERENCES, VOTING POWERS, QUALIFICATIONS, SPECIAL OR RELATIVE RIGHTS OR PRIVILEGES AS TO EACH CLASS THEREOF AND ANY SERIES NOW ESTABLISHED:

          See Continuation Sheets 4A through 4B attached hereto and incorporated herein by reference.

     *5. THE RESTRICTIONS, IF ANY, IMPOSED BY THE ARTICLES OF ORGANIZATION UPON THE TRANSFER OF SHARES OF STOCK OF ANY CLASS ARE AS FOLLOWS:

          None

     *6. OTHER LAWFUL PROVISIONS, IF ANY, FOR THE CONDUCT AND REGULATION OF THE BUSINESS AND AFFAIRS OF THE CORPORATION, FOR ITS VOLUNTARY DISSOLUTION, OR FOR LIMITING, DEFINING, OR REGULATING THE POWERS OF THE CORPORATION, OR OF ITS DIRECTORS OR STOCKHOLDERS, OR OF ANY CLASS OF STOCKHOLDERS:

          See Continuation Sheets 6A through 6F attached hereto and incorporated herein by reference.






*IF THERE ARE NO SUCH PROVISIONS, STATE "NONE."

                              CONTINUATION SHEET 4A


                            ARTICLE 4: CAPITAL STOCK

     A description of the different classes and series of the corporation's capital stock and a statement of the designations and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

     SECTION 4.1 COMMON STOCK. Except as provided by law or in this Article 4 (or in any supplementary sections hereto or in any certificate of establishment of any series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one (1) vote on all matters for each share held by such holder. There shall be no cumulative voting rights in the election of directors.

     In the event of any liquidation, dissolution or winding up of the corporation, the holders of the common stock, and of any class or series of stock entitled to participate in whole or in part therewith as to the distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the corporation, to receive the remaining assets of the corporation available for distribution, in cash or in kind, in proportion to their holdings.

     SECTION 4.2 PREFERRED STOCK. Subject to any limitations prescribed by law or these Articles, the Board of Directors is expressly authorized to provide for the issuance of shares of preferred stock in one or more classes or one or more series of stock within any class, and by filing a certificate pursuant to applicable law of the Commonwealth of Massachusetts, to establish or change from time to time the number of shares to be included in each such class or series, and to fix the designation, voting powers, preferences, qualifications, privileges and rights of the shares of each such class or series and any qualifications, limitations and restrictions thereof. The Board of Directors shall have the right to determine or fix by vote or votes providing for the issuance of the shares thereof one or more of the following with respect to each class or series of such preferred stock:

     1. The distinctive class or serial designation and the number of shares constituting such class or series;

     2. The dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

     3. The voting powers, full or limited, if any, of the shares of such class or series;

                              CONTINUATION SHEET 4B

     4. Whether the shares of such class or series shall be redeemable (at the option of the holder or of the corporation or otherwise) and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

     5. The amount or amounts payable upon the shares of such class or series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

     6. Whether the shares of such class or series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

     7. Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock the corporation or the securities of any other entity or any other assets and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     8. The price or other consideration for which the shares of such class or series shall be issued;

     9. Whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other class or series of stock; and

     10. Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors may deem advisable.

     Subject to the authority of the Board of Directors as set forth in Paragraph 9 above, any shares of preferred stock shall, upon reacquisition thereof by the corporation, be restored to the status of authorized but unissued preferred stock under this Section 4.2.

     Except as specifically provided in these Articles, no vote of the holders of preferred stock or common stock shall be a prerequisite to the designation or issuance of any shares of preferred stock authorized by and complying with the conditions of these Articles, and subject to the authority of the Board of Directors as set forth above, the right to such vote is expressly waived by all present and future holders of the capital stock of the corporation.

                              CONTINUATION SHEET 6A


                       ARTICLE 6: OTHER LAWFUL PROVISIONS

     SECTION 6.1 DIRECTORS.

          (i) The Board of Directors shall be and is divided into three classes (Class I, Class II and Class III), as nearly equal in number as possible, with one class to be elected annually.

          (ii) The initial directors of the corporation shall hold office as follows: the first class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1995, the second class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1996, and the third class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, with the members of each class to hold office until their respective successors are duly elected and qualified. At each annual meeting of stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are elected and qualified.

          (iii) Subject to the rights of the holders of any preferred stock then outstanding, a director or the entire Board of Directors may be removed by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the shares of common stock then entitled to vote in an election of directors, and then, only for cause. For purposes of this Section 6.1, "cause" shall be defined to mean only the following: (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an act involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.


     SECTION 6.2 TRANSACTIONS WITH INTERESTED PERSONS. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization with which one or more of its directors or officers are directors or officers, or have a financial or other interest, shall be void or voidable solely for this reason, or solely because any such

                              CONTINUATION SHEET 6B


director (as used in this Section 6.2, an "interested director") or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, nor shall any such director or officer be under any liability to the corporation on account of any such contract or transaction if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee authorized the contract or transaction by the affirmative vote of a majority of the directors who are not interested directors (as used in this Section 6.2, "disinterested directors"), even though the disinterested directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by a vote of the stockholders; or

          (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

     Interested or disinterested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction, and if they are stockholders, their votes may be counted for the purpose of a stockholder vote approving such contract or transaction.

     SECTION 6.3 INDEMNIFICATION. The corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a director, officer, employee or agent of the corporation, or at its request as a director, officer, employee or agent of the corporation, or at its request as a director, officer, employee, agent or trustee of any organization in which the corporation directly or indirectly owns shares or of which it is a creditor, or at its request in any capacity with respect to any employee benefit plan, against all liabilities and expenses, including amounts paid in satisfaction or judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his serving or having served in such capacity, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to any

                              CONTINUATION SHEET 6C


employee benefit plan, in the best interests of the participants or beneficiaries of such employment benefit plan); provided, however, that as to any matter disposed of by a compromise payment by such director, officer, employee, agent or trustee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise and indemnification therefor shall be approved:

          (i) by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined);

          (ii) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting of all the disinterested directors;

          (iii) if there are not two or more disinterested directors in office, then by a majority of the directors then in office, provided they have obtained an opinion in writing of special independent legal counsel appointed by a majority of the directors to the effect that, based upon a reasonable investigation of the relevant facts as described in such opinion, such director, officer, employee, agent or trustee appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan);

          (iv) by the holders of a majority of the shares of stock entitled to vote for the election of directors, which majority may include interested directors and officers; or

          (v) by a court of competent jurisdiction.

The notice of any meeting of the directors or any committee thereof or the stockholders and any waiver of such notice shall specify indemnification as one of the purposes of such meeting.

     If authorized in the manner specified above for compromise payments, expenses (including counsel fees) reasonably incurred by any such director, officer, employee, agent or trustee in connection with the defense or disposition of any such action, suit or other proceeding, may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of (a) an affidavit of such individual of his good faith belief that he has met the standard of conduct necessary for indemnification under this Section
6.3 and (b) an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized by law or

                              CONTINUATION SHEET 6D


under this Section 6.3, which undertaking may be accepted by the corporation without reference to the financial ability of such person to make repayment.

     If both the corporation and any director, officer, employee, agent or trustee are parties to an action, suit or proceeding (other than an action or suit by or in the right of the corporation to procure a judgment in its favor), counsel representing the corporation therein may also represent such director, officer, employee, agent or trustee (unless such dual representation would involve such counsel in a conflict of interest in violation of applicable principles of professional ethics), and the corporation shall pay all fees and expenses of such counsel incurred during the period of dual representation other than those, if any, which would not have been incurred if counsel were representing only the corporation; and any allocation made in good faith by such counsel of fees and disbursements payable under this paragraph by the corporation versus fees and disbursements payable by any director, officer, employee, agent or trustee shall be final and binding upon the corporation and such director, officer, employee, agent or trustee.

     The right of indemnification hereby provided shall not be exclusive of nor affect any other rights to which any such director, officer, employee, agent or trustee may be entitled. Nothing contained in this Section 6.3 shall affect any rights to indemnification to which corporation personnel other than such directors, officers, employees, agents or trustees may be entitled by contract, by vote to the Board of Directors, or otherwise under law.

     The corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee, agent or trustee of any subsidiary, or was or is serving at the request of the corporation in any capacity with respect to any employee benefit plan, against any liability asserted against, and incurred by, such person in any capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability by law or under the provisions of this Section 6.3. The obligation to indemnify and reimburse set forth in this Section 6.3, if applicable, shall be reduced by the amount of any such insurance proceeds paid to such person, or the representatives or successors of such person.

     As used in this Section 6.3, the terms "director," "officer," "employee," "agent" and "trustee" include their respective heirs, executors and administrators, an "interested" director or officer is one against whom in such capacity the proceedings in question or other proceedings on the same or similar grounds are then pending, and a "disinterested" director or officer is any director or officer who is not an interested director.

     If any term or provision of this Section 6.3, or the application thereof to any person or circumstances, shall to any extent be held invalid or unenforceable, the remainder of this Section 6.3, or the application of such term or provision to persons or circumstances other

                              CONTINUATION SHEET 6E


than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Section 6.3 shall be held valid and be enforced to the fullest extent permitted by law.

     SECTION 6.4 LIMITATION OF LIABILITY. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 61 or 62 or any successor or amendatory provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     SECTION 6.5 ACTING AS A PARTNER. The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

     SECTION 6.6 STOCKHOLDERS MEETINGS. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholder. Meetings of stockholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

     SECTION 6.7 CALL OF SPECIAL MEETINGS. Special meetings of the stockholders shall be called by the President or by the Board of Directors.

     SECTION 6.8 AMENDMENT OF BY-LAWS. The By-Laws may be amended at any time by a majority of the full Board of Directors subject to repeal or change by vote of the holders of a majority of the shares of capital stock issued and outstanding.

     SECTION 6.9 AMENDMENT OF ARTICLES OF ORGANIZATION. No amendment, addition, alteration, change or repeal of these Articles of Organization shall be made, unless the same is first approved by the affirmative vote of at least a majority of the directors of the corporation then in office, and thereafter approved by the stockholders by an affirmative vote of not less than two thirds of the total votes eligible to be cast at a duly constituted meeting, or, in the case of Articles 1 or 3 of the Articles, by an affirmative vote of not less than a majority of the total votes eligible to be cast at a duly constituted meeting. Unless otherwise provided by law, any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of

                              CONTINUATION SHEET 6F


Massachusetts or on such other date as specified in such amendment, addition, alteration, change or repeal and/or as the Secretary of State may specify.

*We further certify that the foregoing amended articles of organization affect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles.

                                      None

(*If there are no such amendments, state "None"):

                   Briefly describe amendments in space below:














     IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names the 18th day of May in the year 1994.


              /S/ TIMOTHY L. VAILL               President
          ----------------------------------


              /S/ THOMAS P. HARRISON             Clerk
          ----------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS


                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

               I hereby approve the within restated articles of organization and, the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 23rd day of May, 1994.


                                       /S/ MICHAEL JOSEPH CONNOLLY
                                       ----------------------------------------
                                       MICHAEL JOSEPH CONNOLLY
                                         SECRETARY OF STATE





                         TO BE FILLED IN BY CORPORATION

                  PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE
                  SENT TO:




                              Andrew F. Viles, Esq.
                              -------------------------------------------------


                              Goodwin, Procter & Hoar
                              -------------------------------------------------


                              Exchange Place, Boston, MA  02109
                              -------------------------------------------------


                  TELEPHONE   (617) 570-1000
                              -------------------------------------------------